Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eduard Musheyer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Diamond Technology Enterprises, Inc. on Form 10-Q for the fiscal quarter ended April 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Diamond Technology Enterprises, Inc.

	By:	/s/ EDUARD MUSHEYER
Date: June 15, 2015	Name:	Eduard Musheyer
	Title:	Chairman of the Board, President, Secretary, Treasurer and Director Chief Executive Officer

I, Jordan Friedberg , certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Diamond Technology Enterprises, Inc. on Form 10-Q for the fiscal quarter ended April 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Diamond Technology Enterprises, Inc.

	By:	/s/ JORDAN FRIEDBERG
Date: June 15, 2015	Name:	Jordan Friedberg
	Title:	Chief Financial Officer